Exhibit 99.2

THE HILLMAN GROUP, A LEADING VALUE-ADDED SPECIALTY DISTRIBUTOR OF HARDWARE AND HOME IMPROVEMENT PRODUCTS, TO BECOME PUBLIC COMPANY

Hillman and Landcadia III (Nasdaq: LCY) to Merge

CCMP Capital to Remain Largest Shareholder

Institutional Investors Led By Wells Capital Management, Columbia Threadneedle

Investments’ Small Cap Growth Strategy Commit to Invest $375 Million at Closing

Transaction Values Hillman at Enterprise Value of Approximately $2.64 Billion

Hillman Chairman and CEO Doug Cahill to Continue Leading Company

Investor Call Scheduled for Today at 9:00 AM EST

CINCINNATI & HOUSTON – January 25, 2021 – HMAN Group Holdings Inc., the parent company of The Hillman Group, Inc. (“Hillman” or the “Company”), a leader in the hardware and home improvement industry and Landcadia Holdings III, Inc. (Nasdaq: LCY) (“Landcadia III”), a publicly-traded special purpose acquisition company, announced today that they have entered into a definitive merger agreement that will result in Hillman becoming a publicly listed company. Upon the closing of the transaction, the combined company will be named Hillman Solutions Corp. and remain listed on Nasdaq under the new ticker symbol “HLMN.”

Landcadia III’s management team is led by Tilman J. Fertitta, Chief Executive Officer and Co-Chairman of Landcadia III’s Board of Directors, and Rich Handler, President and Co-Chairman. Hillman is controlled by private equity firm CCMP Capital Advisors, LP (“CCMP”), which has a long history of creating value for private and public shareholders. CCMP and its affiliates acquired a majority interest in Hillman in 2014 and will remain the Company’s largest shareholder upon closing. Hillman’s Chairman, Chief Executive Officer and President Doug Cahill will continue to lead the combined company in these roles along with the current management team, and will be a significant equity participant in the Company.

Founded in 1964, Hillman is a leading distributor of hardware and home improvement products, personal protective equipment and robotic kiosk technologies. Today the Company provides a comprehensive solution to its retail customers for managing SKU-intensive, complex home improvement categories, distributing over 110,000 SKUs in categories including fasteners and hardware; work gear, gloves and other PPE; and robotics and digital solutions such as key and fob duplication. Hillman distributes to over 40,000 locations in the U.S., Canada and Mexico, and serves home improvement centers, mass merchants, national and regional hardware stores and other retailers. Leading customers include winning omni-channel retailers such as Ace Hardware, Home Depot, Lowe’s, Tractor Supply, True Value and Walmart, among others. Hillman’s sales have grown in 55 of its 56 year history and are estimated to reach $1.4 billion for the fiscal year ended on December 26, 2020.

“Today’s announcement marks the beginning of the next chapter of Hillman’s partnership with our winning retail customers in the large, non-cyclical and growing retail hardware market,” said Mr. Cahill. “We are excited to team up with Landcadia III and continue partnering with CCMP. With our new capital structure, we expect to accelerate our growth across both existing products and channels, as well as pursue attractive opportunities in adjacent categories, both organically and through M&A.”

“Doug and his team have established Hillman as an essential product and services provider in the hardware and home improvement industry, and, given changes benefitting the residential housing markets, they have the wind at their back,” said Mr. Handler and Mr. Fertitta. “What makes this business combination unique is that Hillman operates in a market that is large, predictable, growing and non-cyclical. Consumers love their homes, but now they are living and working, entertaining, vacationing, educating and retiring in them, and home improvement spending is expected to remain strong. We look forward to working with Doug and the entire Hillman team to help drive Hillman’s next phase of growth.”

Joe Scharfenberger, Managing Director of CCMP, commented: “Today’s announcement is the culmination of over six years of working closely with the Hillman management team where we together defined and executed a strategic and operational plan that enabled Hillman to grow sales by 10% per year and nearly double adjusted EBITDA, both organically and through transformational acquisitions. We believe Hillman’s exceptional growth is poised to continue as the Company expands into adjacent, untapped hardware categories, and we look forward to continuing our relationship with management and building on our new partnership with Landcadia III.”

Hillman Investment Highlights

•	Best-in-class specialty distributor and partner

•	Long standing, deeply embedded strategic partner to omni-channel retailers

•	Manage 110,000+ SKU’s at over 40,000 locations, including 32,500 kiosks

•	Non-replicable field sales and service team, 1,100 strong

•	Market and innovation leader across compelling categories

•	#1 market positions in fastener, hardware, key duplication, engraving and PPE product categories

•	Serving large, high growth and resilient markets

•	Total addressable market of ~$45 billion

•	Enduring home improvement trends: millennials buying homes, suburban migration, and boomers aging in place

•	Multiple growth drivers and recession resistance

•	Sales have grown every year but one in past 56 years

•	Home improvement and other trends support mid-single digit core organic growth

•	Proven M&A record: $550 million in acquisitions since 2018 to drive future growth

•	Strong financial profile

•	At end of 2020: 3-year compound annual growth of 18% top line and 22% Adj. EBITDA

•	Strength proven during COVID: FY2020E sales up 12% and Adj. EBITDA up 24%

•	Well-invested platform generating substantial cash flow

Transaction Overview

The transaction implies an enterprise valuation for Hillman of $2.642 billion, or 11.0x projected 2021 pro forma Adjusted EBITDA of $240 million. Estimated cash proceeds from the transaction are expected to consist of Landcadia III’s $500 million of cash in trust. In addition, investors led by Wells Capital Management and Columbia Threadneedle Investments’ Small Cap Growth Strategy have committed to invest $375 million in the form of a PIPE at a price of $10.00 per share of common stock of Landcadia III immediately prior to the closing of the transaction.

The company expects to use the proceeds from the transaction to accelerate Hillman’s growth initiatives, substantially reduce existing debt, support marketing efforts, and provide additional working capital. It is anticipated that the combined company will have approximately $741 million of debt net of $96 million of cash and cash equivalents on its consolidated balance sheet.

The Landcadia III sponsors and members of its board of directors and management team have agreed to a lock-up period of up to one year following the closing, subject to termination as early as approximately 180 days after closing if certain trading price targets are met. Upon the closing of the transaction, and assuming none of Landcadia III’s public stockholders elect to redeem their shares, existing Hillman shareholders are expected to own 49% of the combined company, the Landcadia III sponsors are expected to own 5% of the combined company, PIPE participants are expected to own 20% of the combined company, and public stockholders are expected to own 26% of the combined company.

The boards of directors of each of Landcadia III and Hillman have unanimously approved the transaction. The transaction will require the approval of the stockholders of Landcadia III and of Hillman, and is subject to other customary closing conditions, including the receipt of certain regulatory approvals. The transaction is expected to close in the second quarter of 2021.

Advisors

Barclays and Jefferies are acting as financial advisors to Hillman and Ropes & Gray LLP is acting as legal advisor to Hillman. Jefferies is acting as capital markets advisor to Landcadia III, and White & Case LLP is acting as legal advisor to Landcadia III. Jefferies and Barclays are acting as placement agents for the PIPE.

Conference Call and Webcast Information

Investors may listen to a pre-recorded call discussing the proposed business combination later today at 9:00 am EST. The call may be accessed by dialing 1-877-407-4018 for domestic callers or 1-201-689-8471 for international callers. Once connected with the operator, please ask to join the “Landcadia Holdings III and Hillman Group Business Combination Announcement Conference Call.”

A replay of the call will also be available today from 11:00 am EST to 11:59 pm EST on April 19, 2021. To access the replay, the domestic toll-free access number is 1-844-512-2921 and participants should provide the conference ID of “13715493.”

Please visit the Investor Info section of Hillman’s website https://www.hillmangroup.com/us/en/investor/info to access the webcast.

About Hillman

Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit https://www.hillmangroup.com/us/en.

Landcadia Holdings III, Inc.

Landcadia III is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Landcadia III’s sponsors are TJF, LLC, which is wholly-owned by Mr. Fertitta, and Jefferies Financial Group Inc. Landcadia III’s management team is led by Mr. Fertitta, its Chief Executive Officer and Co-Chairman of its Board of Directors and the sole shareholder, Chairman and Chief Executive Officer of Fertitta Entertainment, Inc., and Mr. Handler, Landcadia III’s President other Co-Chairman of its Board of Directors and the Chief Executive Officer of Jefferies Financial Group Inc. Landcadia III raised $500,000,000 in its initial public offering in October 2020 and is listed on Nasdaq under the ticker symbol “LCY.”

About CCMP Capital

CCMP Capital Advisors, LP (“CCMP”) specializes in middle market buyouts and growth equity investments of $100 million to $500 million in North America and Europe. CCMP focuses on generating alpha through the operational transformation and growth of its portfolio companies. With offices in New York and Houston, CCMP invests in three primary industries: Consumer, Industrial and Healthcare. Selected investments under management include: BGIS, Eating Recovery Center, Founder Sport Group, Hayward, The Hillman Group, PQ Corporation, Shoes For Crews and Truck Hero.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Landcadia III’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Landcadia III’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Landcadia III’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the risk that the proposed business combination disrupts the Company’s current plans and operations; (2) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; (3) costs related to the proposed business combination; (4) changes in applicable laws or regulations; (5) the possibility that Landcadia III or the Company may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) the outcome of any legal proceedings that may be instituted against Landcadia III or the Company following the announcement of the merger agreement; (8) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Landcadia III or Hillman, certain regulatory approvals or satisfy other conditions to closing in the merger agreement; (9) the impact of COVID-19 on the Company’s business and/or the ability of the parties to complete the proposed business combination; (10) the inability to obtain or maintain the listing of the combined company’s shares of common stock on Nasdaq following the proposed transaction; or (11) other risks and uncertainties indicated from time to time in the registration statement containing the proxy statement/prospectus relating to the proposed business combination, including those under “Risk Factors” therein, and in Landcadia III’s or the Company’s other filings with the SEC. The foregoing list of factors is not exclusive, and readers should also refer to those risks that will be included under the header “Risk Factors” in the registration statement on Form S-4 to be filed by Landcadia III with the SEC and those included under the header “Risk Factors” in the final prospectus of Landcadia III related to its initial public offering. Readers are cautioned not to place undue reliance upon any forward-looking statements in this press release, which speak only as of the date made. Landcadia III and the Company do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

In connection with the proposed business combination, Landcadia III intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a proxy statement/prospectus, that will be both the proxy statement to be distributed to holders of Landcadia III’s common stock in connection with its solicitation of proxies for the vote by Landcadia III’s stockholders with respect to the proposed business combination and other matters as may be described in the registration statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the business combination. After the registration statement is declared effective, Landcadia III will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. This document does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Landcadia III’s stockholders, the Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the registration statement and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about the Company, Landcadia III and the business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of Landcadia III as of a record date to be established for voting on the proposed business combination. Landcadia III’s stockholders and the Company’s stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Landcadia Holdings III, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

Landcadia III and Hillman and their respective directors and officers may be deemed participants in the solicitation of proxies of Landcadia III’s stockholders in connection with the proposed business combination. A list of the names of Landcadia III’s directors and executive officers and a description of their interests in Landcadia III is contained in Landcadia III’s final prospectus dated October 13, 2020 relating to its initial public offering, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov. Information about the Company’s directors and executive officers is available in Hillman’s Form 10-K for the year ended December 28, 2019 and certain of its Current Reports on Form 8-K.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Landcadia III stockholders in connection with the proposed business combination will be set forth in the registration statement containing the proxy statement / prospectus for the business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that Landcadia III intends to file with the SEC, including Jefferies Financial Group Inc.’s and/or its affiliate’s various roles in the transaction. You should keep in mind that the interest of participants in such solicitation of proxies may have financial interests that are different from the interests of the other participants. These documents can be obtained free of charge from the sources indicated above.

Contacts

Investor Relations

Rodny Nacier / Brad Cray

IR@hillmangroup.com

(513) 826-5495

Public Relations

Phil Denning / Doug Donsky

media@hillmangroup.com